Exhibit 99.1

 LOGO

ENDURANCE INTERNATIONAL GROUP ANNOUNCES PRELIMINARY FOURTH

QUARTER AND FULL YEAR 2015 INFORMATION

BURLINGTON, MA (January 14, 2016) — Endurance International Group Holdings, Inc. (NASDAQ: EIGI), a leading provider of cloud-based platform solutions designed to help small and medium-sized businesses succeed online, today announced certain preliminary, unaudited financial information for the fourth quarter and full year 2015 in connection with financing activities related to the pending acquisition of Constant Contact, Inc. Additionally, the Company announced the date and time of the release of its fourth quarter and full year 2015 financial results, and provided an update on certain of its performance metrics.

Preliminary Unaudited Fourth Quarter and Full Year 2015 Information

Based on the information and data currently available, the Company is releasing the following preliminary, unaudited financial information for the fourth quarter and full year ending December 31, 2015.

Full year 2015

•	GAAP revenue of approximately $741 million

•	Adjusted revenue of approximately $747 million (prior guidance* of $745 million to $750 million)

•	GAAP net loss of approximately $24 million

•	Adjusted EBITDA of approximately $267 million (prior guidance* of $265 million to $270 million)

•	Free cash flow of approximately $141 million

•	Unlevered free cash flow (as reported) of approximately $222 million (prior guidance* of $220 million to $230 million)

Fourth quarter 2015

•	GAAP revenue of approximately $193 million

•	Adjusted revenue of approximately $195 million

•	GAAP net loss of approximately $7 million

•	Adjusted EBITDA of approximately $72 million

•	Free cash flow of approximately $33 million

•	Unlevered free cash flow (as reported) of approximately $55 million

*	prior guidance given at November 2, 2015

All information is preliminary and unaudited, and therefore inherently uncertain and subject to revision in connection with the finalization of financial statements for Endurance’s fourth quarter and full year ending December 31, 2015. As a result of the foregoing considerations and the other limitations on non-GAAP measures described in this press release, we caution you not to place undue reliance on this preliminary financial information. Complete financial results will be presented on the Company’s fourth quarter and full year 2015 results conference call on February 18, 2016.

Adjusted revenue, adjusted EBITDA, free cash flow, and unlevered free cash flow (as reported) are non-GAAP financial measures. A reconciliation of these non-GAAP financial measures to their most comparable measure calculated in accordance with GAAP, on a preliminary basis, is provided in the tables included at the end of this press release. An explanation of these measures is also provided below under the heading “Use of Non-GAAP Financial Measures.”

Fourth Quarter and Full Year 2015 Results Conference Call

Additionally, the Company announced that it will release its 2015 fourth quarter and full year financial results on Thursday, February 18, 2016 at 7:00 a.m. Management will hold a conference call and webcast on that day at 8:00 a.m. EST to discuss the Company’s financial results. A prepared presentation to accompany the conference call will be posted on the Company’s investor relations web site prior to the call.

What:	Endurance International Group 2015 Fourth Quarter and Full Year Financial Results Conference Call
When:	Thursday, February 18, 2016
Time:	8:00 a.m. EST
Live Call:	The call can be accessed ten minutes prior to the start of the call by using the following telephone numbers:
US/Canada:	(888) 734-0328
International:	(678) 894-3054
Replay:	US/Canada: (855) 859-2056
International:	(404) 537-3406
(Available approximately two hours after the completion of the live call until 11:00 a.m. EST on February 23, 2016)
Conference ID: 22024785
Webcast:	http://ir.endurance.com/

Performance Metrics

The Company did not report monthly recurring revenue, or MRR, retention rate figures in our Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2014 and 2015 because we had identified errors in our business intelligence system that impacted MRR as well as two of our other previously reported performance metrics, the number of products per subscriber and the number of subscribers paying us $500 or more per year. We undertook to recalculate and verify revised numbers for these metrics using an upgraded version of the business intelligence system that we believe has corrected these errors. We have completed our review and recalculation of MRR for all past periods beginning with the three and nine months ended September 30, 2013 and have determined that our previously reported MRR figures for those periods will remain at 99%. In addition, the Company has determined that MRR for the three and nine months ended September 30, 2014 and 2015 was approximately 99%. We continue to recalculate and verify revised numbers for the number of products per subscriber and the number of subscribers paying us $500 or more per year. These errors only affected these three performance metrics and did not impact our GAAP financial results, our adjusted EBITDA, free cash flow or unlevered free cash flow metrics, average revenue per subscriber, or total subscriber figures. We intend to provide updated information for the two remaining performance metrics on our next quarterly results conference call.

Use of Non-GAAP Financial Measures

In addition to our financial information presented in accordance with GAAP, we use certain “non-GAAP financial measures” described below to evaluate the operating and financial performance of our business, identify trends affecting our business, develop projections and make strategic business decisions. Generally, a non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flow that includes or excludes amounts that are included or excluded from the most directly comparable measure calculated and presented in accordance with GAAP. We monitor the non-GAAP financial measures described below, and we believe they are helpful to investors, because we believe they reflect the operating performance of our business, excluding some recurring and non-recurring expenses that are included in the most directly comparable measures calculated and presented in accordance with GAAP.

Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to adjustments for integration and restructuring expenses. In addition, there are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on our reported financial results. Furthermore, interest expense, which is excluded from some of our non-GAAP measures, has been and will continue to be for the foreseeable future a significant recurring expense in our business. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. We urge you to review the reconciliations of our non-GAAP financial measures to the comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA is a non-GAAP financial measure that we calculate as net income (loss) plus (i) changes in deferred revenue, depreciation, amortization, stock-based compensation expense, loss of unconsolidated entities, net loss on sale of assets, expenses related to integration of acquisitions and restructurings, transaction expenses and charges, certain legal advisory expenses, interest expense and income tax expense, less (ii) earnings of unconsolidated entities, net gain on sale of assets and the impact of purchase accounting related to reduced fair value of deferred domain registration costs. We view adjusted EBITDA as a performance measure. Due to our history of acquisitions and financings, we have incurred and will continue to incur charges for integration, restructuring and transaction expenses that primarily relate to the process of acquiring another business and integrating that business into our support and/or technical platforms. We believe that adjusting for these items is useful to investors in evaluating the post integration performance of our company. We manage our business based on the cash collected from our subscribers and the cash required to acquire and service those subscribers. We believe highlighting cash collected and cash spent in a given period provides insight to an investor to gauge the overall performance of our business. Under GAAP, although subscription fees are paid in advance, we recognize the associated revenue over the subscription term, which does not fully reflect short-term trends in our operating results. In order to capture these trends and report our performance consistently with how we manage our business, we include the change in deferred revenue for the period in our calculation of adjusted EBITDA for that period.

Adjusted Revenue is a non-GAAP financial measure that we calculate as GAAP revenue adjusted to exclude the impact of any fair value adjustments to deferred revenue resulting from acquisitions. Historically, we also adjusted the amount of revenue to include the revenue generated from subscribers we added through business acquisitions as if those acquired subscribers had been our subscribers since the beginning of the period presented. Since the first quarter of 2014, we have included the revenue we add through business acquisitions from the closing date of the relevant acquisition. We believe that excluding fair value adjustments to deferred revenue is useful to investors because it shows our revenue prior to purchase accounting charges related to our acquisitions.

Free Cash Flow, or FCF, is a non-GAAP financial measure that we calculate as cash flow from operations less capital expenditures and capital lease obligations and dividend from minority interest. We believe that FCF provides investors with an indicator of our ability to generate positive cash flows after meeting our obligations with regard to capital expenditures and payment of interest on our outstanding indebtedness.

Unlevered Free Cash Flow, or UFCF, is a non-GAAP financial measure that we calculate as FCF plus interest paid. We believe the most useful indicator of our operating performance is the cash generating potential of our company prior to any accounting charges related to our acquisitions and after investment in capital expenditures to operate our technology platform. Given our substantial bank debt, we believe it is important to present to our investors the cash generation potential of our business prior to interest payments.

Unlevered Free Cash Flow (as reported), or UFCF (as reported), is a non-GAAP financial measure that we calculate as UFCF plus integration and restructuring expenses, transaction expenses and charges, certain legal advisory expenses, and dividend related payments. We believe that this presentation provides investors with an alternative view of UFCF by adding back expenses that primarily relate to the process of acquiring another business and integrating that business into our support and/or technical platforms, which we believe is useful to investors in evaluating the post integration performance of our company. UFCF (as reported) also adds back certain legal advisory and dividend related expenses that we believe do not reflect our ongoing operating performance.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding preliminary financial results for the fourth quarter and full year 2015 and the anticipated timing of our release of certain revised performance metrics. These forward-looking statements reflect our current expectations, which are based on the information currently available to us and on assumptions we have made. Although we believe that our expectations as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that these expectations will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, the application of quarter-end and year-end accounting procedures and adjustments; other developments that may arise between the date of this press release and the time that the financial results for the quarter and year ended December 31, 2015 are finalized; and other risks and uncertainties discussed in Endurance’s filings with the SEC, including the “Risk Factors” sections of Endurance’s most recent Quarterly Report on Form 10-Q for the period ended September 30, 2015 and most recent Annual Report on Form 10-K for the year ended December 31, 2014. You can obtain copies of Endurance’s filings with the SEC for free at the SEC’s website (www.sec.gov). Endurance does not assume any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

This filing includes data based on our internal estimates. While we believe that our internal estimates are reasonable, no independent source has verified such estimates.

All information presented for fiscal year 2015 is preliminary and unaudited.

About Endurance International Group

Endurance International Group is a publicly traded (NASDAQ: EIGI) technology company that helps power small and medium-sized businesses online. Through its proprietary cloud platform, Endurance provides web presence solutions including web hosting, eCommerce, eMarketing and mobile business tools to approximately 4.5 million subscribers around the globe. The company’s world-class family of brands includes Bluehost, HostGator, iPage, Domain.com, A Small Orange, MOJO Marketplace, BigRock and ResellerClub, among others. Headquartered in Burlington, Massachusetts, Endurance employs more than 2,500 people across the United States in Utah, Texas, Washington and Arizona and in the United Kingdom, India, Israel and Brazil. For more information on how Endurance can help grow your business, visit endurance.com, follow us on Twitter @EnduranceIntl and like us on Facebook at www.facebook.com/EnduranceInternational.

Endurance International Group and the compass logo are trademarks of The Endurance International Group, Inc. Other brand names of Endurance International Group are trademarks of The Endurance International Group, Inc. or its subsidiaries.

Endurance Investor Contact:

Angela White

Endurance International Group

(781) 852-3450

ir@endurance.com

Endurance Press Contact:

Dani LaSalvia

Endurance International Group

(781) 852-3212

press@endurance.com

The following table reflects the reconciliation of preliminary adjusted EBITDA to preliminary net income (loss) calculated in accordance with GAAP (all data in millions). All information is preliminary and unaudited, and therefore subject to revision in connection with the finalization of financial statements for Endurance’s fourth quarter and year end periods ending December 31, 2015. Complete financial results will be presented on the Company’s fourth quarter and full year 2015 results conference call on February 18, 2016.

	Three Months Ended December 31,	Twelve Months Ended December 31,
	2015	2015
Net loss	$(7.5)	$(24.3)
Stock-based compensation	9.7	29.9
Gain on sale of assets	—	(0.2)
Loss of unconsolidated entities (1)	3.9	7.6
Amortization of intangible assets	23.9	91.1
Amortization of deferred financing costs	—	0.1
Changes in deferred revenue	5.0	34.2
Impact of reduced fair value of deferred domain registration costs	(0.4)	(2.0)
Transaction expenses and charges	5.0	9.6
Integration and restructuring expenses	4.7	16.3
Legal advisory expenses (2)	0.2	1.3
Depreciation	9.4	34.0
Income tax expense	2.2	11.5
Interest expense, net (excluding amortization of deferred financing costs)	15.7	58.3

Adjusted EBITDA	$71.8	$267.4

(1)	The loss of unconsolidated entities is reported on a net basis for the twelve months ended December 31, 2015. The twelve months ended December 31, 2015 includes a $5.4 million gain for the redemption of our equity interest in World Wide Web Hosting, partially offset by our proportionate share of net losses from unconsolidated entities of $13.0 million.
(2)	Consists of legal and related advisory expense associated with matters that are the subject of a class action lawsuit filed against the Company in May 2015.

The following table reflects the reconciliation of preliminary adjusted revenue to preliminary revenue calculated in accordance with GAAP (all data in millions). All information is preliminary and unaudited, and therefore subject to revision in connection with the finalization of financial statements for Endurance’s fourth quarter and year end periods ending December 31, 2015. Complete financial results will be presented on the Company’s fourth quarter and full year 2015 results conference call on February 18, 2016.

	Three Months Ended December 31,	Twelve Months Ended December 31,
	2015	2015
Revenue	$193.0	$741.3
Purchase Accounting Adjustment	1.7	5.7

Adjusted Revenue	$194.7	$747.0

The following table reflects the reconciliation of preliminary cash flows from net cash provided by operating activities to preliminary Free Cash Flow (“FCF”), preliminary Unlevered Free Cash Flow (“UFCF”), and preliminary Unlevered Free Cash Flow (as reported) (all data in millions). All information is preliminary and unaudited, and therefore subject to revision in connection with the finalization of financial statements for Endurance’s fourth quarter and year end periods ending December 31, 2015. Complete financial results will be presented on the Company’s fourth quarter and full year 2015 results conference call on February 18, 2016.

	Three Months Ended December 31,	Twelve Months Ended December 31,
	2015	2015
GAAP Cash Flow from Operations	$43.4	$177.2
Less:
Dividend from minority interest	—	—
Capital expenditures and capital lease obligations (1)	(10.0)	(36.0)

Free Cash Flow	$33.4	$141.2

Plus:
Interest paid	14.9	57.3

Unlevered Free Cash Flow	$48.3	$198.5

Adjustments Plus:
Transaction expenses and charges	1.3	5.0
Integration and restructuring expenses	5.6	17.0
Legal advisory expenses (2)	—	1.2

Unlevered Free Cash Flow (as reported) (3)	$55.2	$221.7

(1)	Capital expenditures include capital lease payments for software leases. During the three months ended December 31, 2015, these payments amounted to $2.0 million. During the twelve months ended December 31, 2015, these payments amounted to $4.8 million. The remaining balance on the capital lease is $13.1 million as of December 31, 2015.
(2)	Consists of legal and related advisory expense associated with matters that are the subject of a class action lawsuit filed against the Company in May 2015.
(3)	Interest paid in the above table is disclosed in the consolidated statement of cash flows. As previously reported, interest paid in the FCF/UFCF reconciliation table was net of accrued loan interest and net interest income. If we used the previous method, the Unlevered Free Cash Flow (as reported) amount for the three months ended December 31, 2015 would be $55.3 million, and the amount reported for the twelve months ended December 31, 2015 would be $221.4 million.